UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) or (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               CEL-SCI CORPORATION
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

    Colorado                                                   84-0916344
------------------------------                          -----------------------
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

               8229 Boone Blvd., Suite 802
                      Vienna, Virginia                          22182
          ---------------------------------------            ------------
          (Address of principal executive offices)            (Zip Code)


      Title of Each                       Name of each exchange on which
         Class                            each class is to be registered
      --------------                      -------------------------------

     Series S Warrants                              NYSE MKT


If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box.      [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box.      [ ]

Securities  Act  registration  statement file number to which this form relates:
333-186103 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               ------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to:

     o the "Description of Securities" section of the Company's prospectus supplement dated December 19, 2013 (Commission File No. 333-186103); and

     o Exhibit A to Exhibit 1.1 filed with the Company's Report on Form 8-K dated December 19, 2013.


Item 2.  Exhibits.

Exhibit               Description

Series S Warrant      Incorporated by reference to Exhibit A to Exhibit 1.1
                      filed with the Company's report on Form 8-K dated December
                      19, 2013.

Specimen Warrant      Attached.
  (Series S)




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

                                    SIGNATURE

      Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 2, 2014                CEL-SCI CORPORATION


                                       By:/s/ Patricia B. Prichep
                                          -------------------------------
                                          Patricia B. Prichep
                                          Senior Vice President of Operations

      Warrant                                                                                    Warrant

                                                                              THIS CERTIFICATE IS TRANSFERABLE IN CANTON,
                                                                              MA, JERSEY CITY, NJ AND COLLEGE STATION TX
Certificate Number

---------------

                                                   CEL-SCI
                                           Empowering Immune Defense


                                              CEL-SCI CORPORATION
                             INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

   THIS CERTIFIES THAT:                                                                             CUSIP 150837 17 7
                                                                                      SEE REVERSE FOR CERTAIN DETAILS

                           --------------------------------------------------------------

     or registered  assigns, is the registered holders of the number of Series S Warrants ("Warrants") set forth above.
     Each Warrant entitles the holders thereof to purchase from CEL-SCI  Corporation, a corporation incorporated under the laws of  Colorado  (the  "Company"),  subject  to the  terms and conditions set forth hereinafter and in the
     Warrant Agent Agreement between the Company and  Computershare  Trust Company ("the Warrant  Agent") dated December
     9, 2013 ("the Warrant Agreement"), at any time on before 5:00 P.M., Mountain time, on October 11, 2018 ("Expiration
     Date"), one fully paid and non-assessable share of Common Stock, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate, with the  completed  instructions for the registration and delivery of
     Common Stock, at the office of the Warrant Agent or of its successor warrant agent or, if there be no successor warrant agent, at the corporation  offices of the Company, and upon payment of the Exercise Price (as defined in the
     Warrant  Agreement) and any  applicable  taxes paid either in cash, or by certified or official bank check, payable in lawful  money of the United States of America to the order of  Computershare. Each Warrant initially entitles the holder to purchase  one share of Common  Stock for $1.25.  The number and kinds of securities or other property for which the Warrants are exercisable are subject to adjustment in certain  events, such as mergers, stock splits, stock dividends,  reverse  splits and the like, to prevent dilution. The Company may, in its sole discretion, (i) extend the
     Expiration  Date by providing not less than 10 days' prior notice, or (ii) lower the Exercise Price at any time prior to the Expiration Date.


   Maximillian de Clara                                                             Dated ____________
   -----------------------
   President
                                                     SEAL                            COUNTERSIGNED AND REGISTERED:
                                              CEL-SCI CORPORATION                    COMPUTERSHARE TRUST COMPANY, N.A.
                                                   COLORADO                          TRANSFER AGENT AND REGISTRAR.

   Geert R. Kersten
   -----------------------
   Chief Executive Officer
                                                                        By:
                                                                           ----------------------------------------------
                                                                           AUTHORIZED SIGNATURE
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